                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                        ADVANCED ENERGY INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
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
                        ADVANCED ENERGY INDUSTRIES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                                  MAY 5, 1999

                            ------------------------

To our Stockholders:

The 1999 Annual Meeting of Stockholders of Advanced Energy Industries, Inc. will be held on Wednesday, May 5, 1999, at 10:00 a.m., in the Monarch Room at Advanced Energy's corporate offices, 1625 Sharp Point Drive, Fort Collins, Colorado 80525. At the Annual Meeting, you will be asked to vote on the following matters:

    1. Election of eight directors. Management of the company has proposed that the stockholders re-elect the current directors: Douglas S. Schatz, G. Brent Backman, Richard P. Beck, Hollis L. Caswell, Arthur A. Noeth, Elwood Spedden, Gerald M. Starek and Arthur W. Zafiropoulo.

    2. Approval of an increase in the number of authorized shares of Advanced Energy's common stock from 30 million shares to 40 million shares.

    3. Approval of an amendment to the 1995 Stock Option Plan to increase the total number of shares of common stock issuable under such plan from 4,625,000 shares to 5,625,000 shares.

    4. Approval of an amendment to the 1995 Non-Employee Directors' Stock Option Plan to increase the total number of shares of common stock issuable to Advanced Energy's non-employee directors from 50,000 shares to 100,000 shares.

    5. Approval of stock options that were received by two former RF Power Products directors who become directors of Advanced Energy, following the acquisition of RF Power Products in October 1998.

    6. Ratification of the appointment of Arthur Andersen LLP as independent auditors of Advanced Energy for 1999.

    7.  Any other matters of business properly brought before the Annual
       Meeting.

Each of these matters is described in detail in the accompanying Proxy Statement, dated April 1, 1999.

People who owned common stock at the close of business on March 8, 1999 are entitled to receive this notice and to vote at the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure that your voice is heard, you are urged to return the enclosed form of proxy as promptly as possible in the postage prepaid envelope, by telephone or through the Internet.

                                            By Order of the Board of Directors

                                                     Jay L. Margulies
                                                        SECRETARY

Fort Collins, Colorado
April 1, 1999

                             YOUR VOTE IS IMPORTANT

   [LOGO]

To:      Our Owners                     Date:  April 1, 1999

From:   Douglas S. Schatz

Subject:  Invitation to our 1999 Annual Meeting

--------------------------------------------------------------------------------

Please come to our 1999 Annual Meeting to learn about Advanced Energy and what we have done in the last year. The Annual Meeting will be held:

                             WEDNESDAY, MAY 5, 1999
                                   10:00 A.M.
                                  MONARCH ROOM
                      ADVANCED ENERGY'S CORPORATE OFFICES
                             1625 SHARP POINT DRIVE
                          FORT COLLINS, COLORADO 80525

This proxy statement describes the matters that management of Advanced Energy intends to present to the stockholders at the Annual Meeting. Accompanying this proxy statement is Advanced Energy's 1998 Annual Report to Stockholders and a form of proxy. These proxy materials are first being sent to stockholders on or about April 1, 1999.

This year, to make it easier for you to vote, we have arranged for you to deliver your proxy by mail, telephone or through the Internet. If you vote by telephone or through the Internet this year, you can choose to receive next year's proxy materials on-line rather than in the mail. You can change your vote at any time before the Annual Meeting or by revoking your proxy and voting at the Annual Meeting in person. Instructions for voting are included in this proxy statement.

The Securities and Exchange Commission requires companies to write some of their documents in "plain English." Although the proxy statement is not one of the documents required to be in plain English, we are trying to make it easier for you to read. We welcome your feedback on the new format.

I look forward to seeing you at the Annual Meeting.

                                          Douglas S. Schatz

                                          CHAIRMAN, PRESIDENT AND CHIEF
                                          EXECUTIVE OFFICER

       1625 Sharp Point Drive, Fort Collins, Colorado 80525  970-221-4670

GENERAL

    This proxy statement and the accompanying materials are being sent to stockholders of Advanced Energy as part of a solicitation for proxies for use at the 1999 Annual Meeting of Stockholders. The solicitation for proxies is being made by management of Advanced Energy. By delivering the enclosed proxy card, you will appoint Douglas S. Schatz and Richard P. Beck as your agents and proxies to vote your shares of common stock at the Annual Meeting. In this proxy statement, "proxy holders" refers to Messrs. Schatz and Beck in their capacities as your agents and proxies.

    Advanced Energy's principal executive offices are located at 1625 Sharp Point Drive, Fort Collins, Colorado 80525. The telephone number is (970) 221-4670. In this Proxy Statement, the "Company" refers to Advanced Energy and its subsidiaries.

PROPOSALS

    Management of the Company intends to present six proposals to the stockholders at the Annual Meeting:

    1. Election of Directors. Management has nominated each of the current directors: Douglas S. Schatz, G. Brent Backman, Richard P. Beck, Hollis
       L. Caswell, Arthur A. Noeth, Elwood Spedden, Gerald M. Starek and Arthur
       W. Zafiropoulo. See page 5.

    2. Approval of an increase in the number of authorized shares of Advanced Energy's common stock from 30 million shares to 40 million shares. See page 14.

    3. Approval of an amendment to the 1995 Stock Option Plan to increase the total number of shares of common stock issuable under such plan from 4,625,000 shares to 5,625,000 shares. See page 16.

    4. Approval of an amendment to the 1995 Non-Employee Directors' Stock Option Plan to increase the total number of shares of common stock issuable to the non-employee directors from 50,000 shares to 100,000 shares. See page 19.

    5. Approval of stock options that were received by the two former RF Power Products directors who become directors of Advanced Energy, following the Company's acquisition of RF Power Products in October 1998. See page 23.

    6. Ratification of the appointment of Arthur Andersen LLP as independent auditors of the Company for 1999. See page 26.

    Management does not know of any other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the proxy holders to vote the shares they represent as the Board of Directors may recommend.

RECORD DATE AND SHARE OWNERSHIP

    The people who owned shares of Advanced Energy's common stock as of the close of business on March 8, 1999 are entitled to vote on the proposals that are presented at the Annual Meeting. On that date, 26,891,782 shares of common stock were issued and outstanding, and such shares were held of record by 970 persons, according to the records of Boston EquiServe, Advanced Energy's transfer agent.

VOTING

    Each share of common stock entitles its holder to one vote on each of the proposals that are presented at the Annual Meeting. Votes cast at the Annual Meeting (by proxy or in person) will be counted by the inspector of the election, with the assistance of Advanced Energy's transfer agent. The inspector also will determine whether or not a quorum is present at the Annual Meeting. A quorum will be present at the Annual Meeting if a majority of the shares of common stock entitled to vote at the Annual Meeting are represented at the meeting, either by proxy or by the person who owns the shares.

    If a quorum is present at the Annual Meeting, the eight nominees for director who receive the most votes will be elected as directors for the year. In order for the other proposals that are presented at the meeting to be passed, assuming a quorum is present, a majority of the shares present at the Annual Meeting and entitled to vote (by proxy or in person) must be cast in favor of the proposal. If you return your proxy or if you are present at the meeting, but abstain from voting on one or more proposals, your abstention will have the effect of voting against the proposals.

    If your shares are held by a broker, a proxy card has been sent to the broker. You may have received this proxy statement directly from your broker, together with instructions as to how to direct the broker how to vote your shares. If you do not give your broker instructions or discretionary authority to vote your shares on one or more of the proposals, but your broker returns the proxy card indicating such lack of authority, your shares will be "broker non-votes" with respect to the proposals for which the broker does not have authority to vote. Broker non-votes will be counted as present for purposes of determining a quorum, but will not be counted as shares entitled to vote. As a result, broker non-votes will have no effect on whether the proposals presented to the meeting are passed.

COSTS OF SOLICITATION

    Advanced Energy has retained the services of Boston EquiServe to aid in the solicitation of proxies from bankers, bank nominees and other institutional owners. The Company estimates that it will pay Boston EquiServe a fee of not more than $2,500 for its services. The Company also will reimburse Boston EquiServe for its out-of-pocket expenses. The Company may reimburse brokerage firms and other persons representing beneficial owners of common stock for their expenses in sending proxies to such owners. Proxies also may be solicited by some of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

DELIVERY AND REVOCABILITY OF PROXIES

    This year, you may vote your shares by delivering a proxy in one of the following ways:

    - BY MAIL. You may mark the enclosed proxy card and mail it in the enclosed postage-prepaid envelope.

    - BY TELEPHONE. You may call from the United States toll-free at 1-877-PRX-VOTE (1-877-779-8683) or from outside the United States collect at 1-201-536-8073. You will need to enter your control number (found on your proxy card above your name) and then follow the voice prompts.

    - BY INTERNET. You may access the website www.eproxyvote.com/aeis. You will need to enter your control number and then follow the prompts.

    If you deliver your proxy by telephone or electronically, please do not mail the enclosed proxy card. If you deliver your proxy and change your mind before the Annual Meeting, you may revoke your proxy by delivering notice that you wish to revoke your proxy or by delivering another proxy with a later date. You may vote your shares by attending the meeting in person but, if you have delivered a proxy before the Annual Meeting, you must revoke it before the Annual Meeting begins. Attending the meeting will not automatically revoke your previously delivered proxy.

    The Internet and telephone voting procedures are designed to authenticate stockholders' identities and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. The Company has been advised by counsel that the procedures that have been put in place are consistent with the requirements of applicable law. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that would be borne by the stockholder.

          COMMON STOCK OWNERSHIP BY MANAGEMENT AND OTHER STOCKHOLDERS

    The following table sets forth the beneficial ownership of Advanced Energy's common stock as of March 26, 1999, by the following:

    - persons known to Advanced Energy to own more than 5% of the outstanding common stock

    - each of the directors and named executive officers (see EXECUTIVE COMPENSATION)

    - the current directors and executive officers as a group

                                                                                      SHARES
                                                                                   BENEFICIALLY        APPROXIMATE
NAME OF STOCKHOLDER                                                                    OWNED          PERCENT OWNED
-------------------------------------------------------------------------------  -----------------  -----------------
Douglas S. Schatz, Chairman, Chief Executive Officer and President (1).........       12,339,500             45.9

G. Brent Backman, Director (2).................................................        2,214,000              8.2

Franklin Resources, Inc. (3)...................................................        1,756,100              6.5

Capital Guardian Trust Company and Capital International, Inc. (4).............        1,320,000              4.9

Richard A. Scholl, Chief Technical Officer (5).................................          395,703              1.5

Richard P. Beck, Senior Vice President and Chief Financial Officer and Director
  (6)..........................................................................          162,101                *

Hollis L. Caswell, Chief Operating Officer and Director (7)....................           87,118                *

Eric A. Balzer, Vice President, Operations (8).................................          266,681                *

James Gentilcore, Vice President, Sales and Marketing (9)......................           40,625                *

Elwood Spedden, Director (10)..................................................            7,500                *

Arthur A. Noeth, Director (11).................................................            2,500                *

Gerald M. Starek, Director (12)................................................           51,787                *

Arthur W. Zafiropoulo, Director (13)...........................................           53,462                *

All current executive officers and directors, as a group
  (9 persons) (14).............................................................       15,644,845             57.8

------------------------

  * Less than one percent (1.0%)

 (1) Mr. Schatz' address is c/o Advanced Energy Industries, Inc., 1625 Sharp Point Drive, Fort Collins, Colorado 80525.

 (2) Mr. Backman's address is 946 Lochland Court, Fort Collins, Colorado 80524.

 (3) Information as to the amount and nature of beneficial ownership was obtained from the Schedule 13G filed with the Securities and Exchange Commission ("SEC") on January 26, 1999, by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr., and Franklin Advisers, Inc. (the "Franklin Group"). According to such Schedule 13G, the shares reported as owned by the Franklin Group are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries of Franklin Resources, Inc. Charles B. Johnson and Rupert H. Johnson, Jr. are the principal shareholders of Franklin Resources, Inc. Franklin Advisers, Inc. is a registered investment adviser and a subsidiary of Franklin Resources, Inc. The address for each member of the Franklin Group is 777 Mariners Island Boulevard, San Mateo, California 94404.

 (4) Information as to the amount and nature of beneficial ownership was obtained from Amendment No. 1 to Schedule 13G filed with the SEC on February 12, 1999, by Capital Guardian Trust Company ("Capital Guardian") and Capital International, Inc. ("Capital International"). At that time, the shares beneficially owned by Capital Guardian and Capital International represented 5.0% of the common stock then outstanding. According to the
     Schedule 13G, Capital Guardian and Capital International both are subsidiaries of the Capital Group of Companies, Inc. Capital Guardian is a bank that is deemed to beneficially own common stock as a result of serving as an investment manager of various institutional accounts. Capital Guardian reports sole voting power over 1,012,000 shares of common stock and sole investment power over 1,320,000 shares of common stock. Capital International is a registered investment adviser that is deemed to beneficially own common stock as a result of acting as an investment adviser to various investment companies and institutional accounts. Capital International reports sole voting and dispositive power over 286,500 shares of common stock. Although Capital Guardian and Capital International have filed this Schedule 13G jointly, they disclaim membership in a group for all other purposes. The address for each of Capital Guardian and Capital International is 11100 Santa Monica Boulevard, Los Angeles, California 90025-3384.

 (5) Includes 15,131 shares that Brenda Scholl, Mr. Scholl's wife, has the right to acquire within 60 days of March 26, 1999 pursuant to stock options granted by the Company. Mrs. Scholl is a business unit manager for the Company.

 (6) Includes 5,000 shares that Mr. Beck has the right to acquire within 60 days of March 26, 1999 pursuant to stock options granted by the Company. Does not include 200 shares held in joint tenancy by Mr. Beck's wife and a person unrelated to Mr. Beck. Mr. Beck disclaims beneficial ownership of such 200 shares.

 (7) Includes 86,875 shares that Dr. Caswell has the right to acquire within 60 days of March 26, 1999 pursuant to stock options granted by the Company.

 (8) Includes 6,125 shares that Mr. Balzer has the right to acquire within 60 days of March 26, 1999 pursuant to stock options granted by the Company.

 (9) Includes 27,825 shares that Mr. Gentilcore has the right to acquire within 60 days of March 26, 1999 pursuant to stock options granted by the Company.

 (10) Consists of shares that Mr. Spedden has the right to acquire within 60 days of March 26, 1999 pursuant to a stock option granted by the Company.

 (11) Consists of shares that Mr. Noeth has the right to acquire within 60 days of March 26, 1999 pursuant to a stock option granted by the Company.

 (12) Includes 15,644 shares that Mr. Starek has the right to acquire within 60 days of March 26, 1999 pursuant to stock options granted or assumed by the Company. Mr. Starek's right to acquire 2,617 of such shares is subject to approval by the stockholders. See PROPOSAL NO. 5. Does not include 6,292 shares held by Mr. Starek's wife. Mr. Starek disclaims beneficial ownership of his wife's shares.

 (13) Includes 20,573 shares that Mr. Zafiropoulo has the right to acquire within 60 days of March 26, 1999 pursuant to stock options granted or assumed by the Company. Mr. Zafiropoulo's right to acquire 3,600 of such shares is subject to approval by the stockholders. See PROPOSAL NO. 5.

 (14) Includes 169,923 shares that the executive officers and directors collectively have the right to acquire within 60 days of March 26, 1999 pursuant to stock options granted or assumed by the Company. Messrs. Starek's and Zafiropoulo's rights to acquire an aggregate of 6,217 of such shares are subject to approval by the stockholders. See PROPOSAL NO. 5.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    A board of eight directors is to be elected at the Annual Meeting. Management has nominated each of the current directors. In the event that any of such nominees is unable to or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote in favor of any nominee designated by the Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or who will decline to serve as a director. The term of office of each person elected as a director at the Annual Meeting will continue from the end of the Annual Meeting until the next Annual Meeting of Stockholders (expected to be held in the year 2000), or until a successor has been elected and qualified.

NOMINEES

                                                DIRECTOR     PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE DURING PAST FIVE
NAME                                  AGE         SINCE                                  YEARS
--------------------------------      ---      -----------  ----------------------------------------------------------------
Douglas S. Schatz...............          53         1981   Douglas S. Schatz is a co-founder of the Company and has been its President and Chief Executive Officer and a director since its incorporation in 1981. Mr. Schatz also co-founded Energy
                                                            Research Associates, Inc. and served as its Vice President of
                                                            Engineering from 1977 through 1980.

G. Brent Backman................          59         1981   G. Brent Backman is a co-founder and has been a director of the
                                                            Company since its incorporation in 1981. Mr. Backman had been a
                                                            Vice President of the Company from its incorporation until April
                                                            1998, when he became Senior Vice President, Special Projects.
                                                            Mr. Backman served in such position until December 1998. Prior to co-founding the Company, Mr. Backman was a Business Manager at Ion Tech, Inc. and a Laboratory Administrator at Hughes
                                                            Aircraft Company.

Richard P. Beck.................          65         1995   Richard P. Beck joined the Company in March 1992 as Vice
                                                            President and Chief Financial Officer and became Senior Vice
                                                            President in April 1998. He became a director of the Company in
                                                            September 1995. From 1987 to 1992, Mr. Beck served as Executive
                                                            Vice President and Chief Financial Officer of Cimage
                                                            Corporation, a computer software company. Mr. Beck is a
                                                            director, and serves on the compensation committee, of Applied
                                                            Films Corporation, a publicly held manufacturer of flat panel display equipment.

Elwood Spedden (1,2)............          61         1995   Elwood Spedden joined the Board of Directors of the Company in
                                                            September 1995. Mr. Spedden was a senior vice president of
                                                            Tencor Instruments, a manufacturer of automatic test equipment used in the fabrication of semiconductors, from July 1996 to
                                                            June 1997. From 1990 through March 1996, Mr. Spedden was with
                                                            Credence Systems Corporation, a manufacturer of automatic test equipment used in the fabrication of semiconductors, in various senior management positions including President, Chief Executive
                                                            Officer and Vice-Chairman of the Board of Directors. Mr. Spedden
                                                            is also a director of Insight Objects, a privately held software company.

                                                DIRECTOR     PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE DURING PAST FIVE
NAME                                  AGE         SINCE                                  YEARS
--------------------------------      ---      -----------  ----------------------------------------------------------------
Hollis L. Caswell...............          67         1997   Hollis L. Caswell joined the Board of Directors of the Company in February 1997 and joined the Company as Chief Operating
                                                            Officer in June 1997. From 1990 to 1994, Dr. Caswell was
                                                            Chairman of the Board and Chief Executive Officer of HYPRES,
                                                            Inc., a manufacturer of superconducting electronics. Prior to that time, Dr. Caswell served as senior vice president of Unisys
                                                            Corporation, an information technology company, and president of such company's Computer Systems Group.

Arthur A. Noeth (1,2)...........          63         1997   Arthur A. Noeth joined the Board of Directors of the Company in
                                                            July 1997. From 1993 to 1998, Mr. Noeth was president of the
                                                            Implant Center, a provider of ion implant services to the
                                                            electronics industry. From April 1987 to September 1993, he was president of A.N. Services, a business consulting service.

Gerald M. Starek (1)............          57         1998   Gerald M. Starek joined the Board of Directors of the Company in
                                                            October 1998, following the acquisition by the Company of RF
                                                            Power Products. Mr. Starek had been a non-employee director of
                                                            RF Power Products since February 1994. Mr. Starek was the
                                                            founder of Silicon Valley Group, Inc., a supplier of automated wafer processing equipment for the semiconductor industry. He served as Silicon Valley Group's Chairman from September 1984 to
                                                            September 1991 and as Vice Chairman from September 1991 to April
                                                            1993. Mr. Starek also is a director of AML Communications Inc., a manufacturer of amplifiers for telecommunications equipment.

Arthur W. Zafiropoulo (2).......          60         1998   Arthur W. Zafiropoulo joined the Board of Directors of the
                                                            Company in October 1998, following the acquisition by the
                                                            Company of RF Power Products, Inc. Mr. Zafiropoulo had been a non-employee director of RF Power Products since July 1992. Mr.
                                                            Zafiropoulo is the founder of Ultratech Stepper, Inc., a company that develops, manufactures and markets photolithography
                                                            equipment for the semiconductor industry. Mr. Zafiropoulo has been Chief Executive Officer and Chairman of the Board of
                                                            Directors of Ultratech Stepper since March 1993. Mr. Zafiropoulo also has served as President of Ultratech Stepper since May
                                                            1997, as he did from March 1993 to March 1996. Mr. Zafiropoulo is a director of Semi/Sematech, an association of U.S.-owned suppliers of equipment, materials and services to the
                                                            semiconductor industry and SEMI (Semiconductor and Equipment
                                                            Materials International), an international trade association.

------------------------

(1) Member of the Audit Committee

(2) Member of the Compensation Committee

    There is no family relationship between any of the foregoing nominees or between any of such nominees and any of the Company's executive officers. Messrs. Starek and Zafiropoulo were appointed to the Board of Directors in connection with the Company's acquisition of RF Power Products in October 1998.

REQUIRED VOTE

    The eight nominees receiving the highest number of affirmative (FOR) votes at the Annual Meeting will be elected as directors. Stockholders do not have the right to cumulate their votes for the election of directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR each of management's eight nominees. Votes withheld from a nominee will be counted for purposes of determining whether a quorum is present, but will not be counted as an affirmative vote for such nominee.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE EIGHT NOMINEES NAMED ABOVE.

DIRECTOR COMPENSATION

    Non-employee directors receive meeting fees of $3,000 for each Board of Directors meeting attended, other than telephonic meetings, and $300 for each committee meeting attended. Such directors also are reimbursed for reasonable out-of-pocket travel expenses.

    Non-employee directors participate in the Company's 1995 Non-Employee Directors' Compensation Plan (the "Director Plan"). Under the Director Plan, upon first becoming a non-employee director, each participant is granted an option to purchase 7,500 shares of common stock, at the fair market value of the common stock on the date of grant. Such options are exercisable as to 2,500 shares upon grant and vest as to an additional 2,500 shares on each of the second and third anniversary of the grant date. Also under the Director Plan, on each anniversary of the participant becoming a non-employee director, such person is automatically granted an option to purchase 2,500 shares of common stock at the fair market value of the common stock on the date of grant. Such options vest in full on the third anniversary of the grant date. All options granted under the Director Plan have terms of 10 years from the date of grant. 50,000 shares of common stock have been reserved for issuance under the Director Plan. As of March 26, 1999, options to purchase an aggregate of 47,500 shares were outstanding under the Director Plan. A proposal to increase the number of shares issuable under the Director Plan will be presented at the Annual Meeting. See PROPOSAL NO. 4.

BOARD AND COMMITTEE MEETINGS

    The Board of Directors held nine meetings in 1998, including three telephonic meetings. The Board of Directors has an Audit Committee and a Compensation Committee. There is no Nominating Committee or committee performing the functions of a nominating committee. In 1998, all incumbent directors, other than Messrs. Starek and Zafiropoulo who were elected to the Board of Directors in October 1998, attended at least 75% of the meetings of the Board of Directors and at least 75% of the meetings of the Committees on which he served.

    The Audit Committee met once in 1998. At the time of the meeting, the Audit Committee consisted of Messrs. Spedden and Noeth. The Audit Committee is responsible for recommending engagement of the Company's independent auditors, reviewing the scope of the audit, evaluating the comments made by the independent auditor with respect to accounting procedures and internal controls and the determining whether to bring such comments to the attention of Company management, and reviewing the internal accounting procedures and controls with the Company's financial and accounting staff. In December 1998, the Board of Directors added Mr. Starek to the Audit Committee.

    The Compensation Committee met twice in 1998. At the time of the meetings, the Compensation Committee consisted of Messrs. Spedden and Noeth. The Compensation Committee is responsible for recommending salaries, incentives and other compensation for directors and officers of the Company, administering the Company's incentive compensation and benefit plans for officers and recommending to the Board of Directors policies relating to such compensation and benefit plans. In December 1998, the Board of Directors added Mr. Zafiropoulo to the Compensation Committee.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table provides certain information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and the five most highly compensated persons, other than the Chief Executive Officer, who were executive officers of the Company during 1998 (the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM
                                                                   COMPENSATION
                                                                   AWARDS
                                         ANNUAL COMPENSATION        SECURITIES       OTHER
                                      --------------------------    UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION     YEAR  SALARY ($) (1)   BONUS ($)   OPTIONS (#)      ($) (2)
------------------------------  ----  --------------   ---------   ------------   ------------
Douglas S. Schatz.............  1998     279,690              0            0          5,000
  Chairman of the Board, Chief  1997     299,755        300,000            0          2,531
  Executive Officer and
    President                   1996     288,989         50,568            0         10,290

Hollis L. Caswell.............  1998     220,213              0       37,500          5,000
  Chief Operating Officer       1997     126,609(3)      86,287(3)   300,000              0
                                1996          --(3)          --(3)        --(3)          --(3)

Richard A. Scholl.............  1998     191,710              0            0          5,000
  Senior Vice President         1997     205,344         97,235            0          1,765
  and Chief Technical Officer   1996     189,750              0            0              0

Richard P. Beck...............  1998     184,280              0       20,000          5,000
  Senior Vice President         1997     197,181         93,301        5,000          1,699
  and Chief Financial Officer   1996     150,460(4)           0       19,000(4)           0

James Gentilcore..............  1998     168,855              0       18,000          5,000
  Vice President, Sales and
    Marketing                   1997     180,526         85,086       30,000          1,564
                                1996     165,823              0       20,000              0

Eric A. Balzer................  1998     154,861              0       10,000          5,000
  Vice President, Operations    1997     166,667         81,905       10,000          1,445
                                1996     147,820              0            0              0

------------------------

(1) In March 1998, each of the named executive officers agreed to a 10% salary reduction for the balance of 1998.

(2) Reflects amounts contributed by the Company to each of the named executive officers under the Company's 401(k) profit sharing plan.

(3) Dr. Caswell joined the Company in June 1997.

(4) In 1996, Mr. Beck voluntarily reduced his salary by 80% for the fourth quarter of 1997, and was granted in lieu of such salary an incentive stock option to purchase 19,000 shares at the fair market value of the common stock on the grant date.

OPTION GRANTS IN 1998

    The following table sets forth information as to stock options granted to the named executive officers in 1998. No options were granted by the Company in 1998 to either Mr. Schatz or Mr. Scholl.

                                                                                                                POTENTIAL REALIZABLE
                                                                                                                      VALUE AT
                                                                                                                ASSUMED ANNUAL RATES
                                                         NUMBER OF     PERCENT OF                                     OF STOCK
                                                        SECURITIES    TOTAL OPTIONS                              PRICE APPRECIATION
                                                        UNDERLYING     GRANTED TO                                 FOR OPTION TERM
                                                          OPTIONS       EMPLOYEES      EXERCISE    EXPIRATION   --------------------
NAME                                                    GRANTED (#)      IN 1998       PRICE ($)      DATE         5%         10%
------------------------------------------------------  -----------  ---------------  -----------  -----------  ---------  ---------
Hollis L. Caswell.....................................      37,500            4.0%         15.28      2/16/08     360,356    913,214
Richard P. Beck.......................................      20,000            2.2%         15.28      2/16/08     192,190    487,048
Eric A. Balzer........................................      10,000            1.1%         15.28      2/16/08      96,095    243,524
James Gentilcore......................................      18,000            1.9%         15.28      2/16/08     172,971    438,343

    These options were granted under the Company's 1995 Stock Option Plan. Each option vests as to one fourth of the underlying shares on the first anniversary of its grant date and as to an additional one-sixteenth of the underlying shares quarterly thereafter, until fully vested. The exercise price of each option is equal to the fair market value of the common stock on the date of grant, as reported on the Nasdaq National Market.

AGGREGATED OPTION EXERCISES IN 1998 AND OPTION VALUES AT DECEMBER 31, 1998

    The following table sets forth information as to options granted by the Company that were exercised by the named executive officers during 1998 and options held by the named executive officers at December 31, 1998. Mr. Schatz did not exercise or hold any options during 1998.

                                                                                          VALUE OF UNEXERCISED
                                                VALUE REALIZED     SHARES UNDERLYING      IN- THE-MONEY OPTIONS
                                                      ON        UNEXERCISED OPTIONS AT    AT DECEMBER 31, 1998
                               SHARES ACQUIRED   EXERCISE ($)    DECEMBER 31, 1998 (#)             ($)
NAME                           ON EXERCISE (#)       (1)        EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
-----------------------------  ---------------  --------------  -----------------------  -----------------------
Hollis L. Caswell............             0              n/a          125,000/222,500       1,656,250/2,838,875
Richard A. Scholl (2)........             0              n/a                 22,874/0                 403,855/0
Richard P. Beck..............        19,000           45,125             5,000/20,000            74,065/163,160
Eric A. Balzer...............         2,000           12,750             1,750/16,250            28,656/117,344
James Gentilcore.............        12,800          148,000            11,250/43,950           184,219/357,791

--------------------------
(1) Reflects the aggregate market value of the common stock acquired on the date of exercise minus the exercise price.

(2) Consists of shares that his wife, Brenda Scholl, has the right to acquire pursuant to options. Mrs. Scholl is a business unit manager for the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The current members of the Compensation Committee are Arthur A. Noeth, Elwood Spedden and Arthur W. Zafiropoulo. None of such persons is or has been an officer or employee of the Company, nor has any of such persons had a direct or indirect interest in any business transaction with the Company involving an amount in excess of $60,000.

    During 1998, none of the executive officers of the Company served as a member of board of directors or compensation committee of another company which has any executive officers or directors serving on the Company's Board of Directors or Compensation Committee.

                        REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee, which consists of three non-employee directors, reviews and makes recommendations with respect to the Company's executive compensation policies and the compensation to be paid to each of the executive officers. The recommendations of the Compensation Committee with respect to each executive officers' compensation are subject to approval by the Board of Directors. The Committee also reviews the compensation policy, particularly with respect to stock options, for key managers who are not corporate officers.

COMPENSATION POLICIES

    One of the primary goals in setting compensation policies is to maintain competitive, progressive programs to attract, retain and motivate high caliber executives, foster teamwork and maximize the long-term success of the Company by appropriately rewarding such individuals for their achievements. Another goal is to provide an incentive to executives to focus efforts on long-term strategic goals for the Company by closely aligning their financial interests with stockholder interests. To attain these goals the Company's executive compensation program was designed to include base salary, annual incentives and long-term incentives.

    In formulating and administering the individual elements of the Company's executive compensation program, planning, implementing and achieving long-term objectives are emphasized to establish performance-objectives, evaluate performance and determine actual incentive awards.

COMPENSATION COMPONENTS

    BASE SALARY

    The base salaries of executive officers are established after review of relevant data of other executives with similar responsibilities from published industry reports and surveys of similarly situated companies. The objective is to maintain the Company's annual executive salaries at levels competitive with the market average base salary of executive officers in similar positions. The market reviewed is comprised of similarly sized high technology companies within and outside the Company's industry. The Compensation Committee has established base salary and incentives for the executive officers for 1999.

    ANNUAL INCENTIVES

    Aggressive incentive bonus levels for executives are intended to provide the appropriate elements of variability and risk. Bonus payments are tied specifically to targeted corporate performance. The Compensation Committee establishes a base bonus amount, determined through review of a competitive market survey for executives at similar levels, which will be incrementally reduced if the Company does not meet its targeted performance or increased if the Company exceeds its targeted performance. There is no minimum or maximum percentage by which the bonus can be reduced or increased.

    STOCK OPTIONS

    The Compensation Committee grants stock options under the Company's 1995 Stock Option Plan to focus the executives' attention on the long-term performance of the Company and on maximizing stockholder value. The grant of stock options is closely tied to individual executive performance. The Compensation Committee will grant such stock options after a review of various factors, including the executive's potential contributions to the Company, current equity ownership in the Company and vesting rates of existing stock options, if any. Incentive stock options and non-statutory stock options are granted with an exercise price of at least 100% and 85%, respectively, of the fair market value of the common stock subject to the option on the date of the grant. The Compensation Committee sets vesting periods to encourage retention of executive officers. Because of the direct benefit executive officers receive through improved stock performance, the Compensation Committee believes stock options serve to align the interests of executive officers closely with those of other stockholders.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    The compensation of the Chief Executive Officer, Mr. Douglas S. Schatz, is based on the policies and procedures applicable generally to executive officers of the Company. In determining Mr. Schatz's base salary and bonus, compensation levels for other chief executive officers in high technology firms within and outside the industry were examined. This information was compared to the performance of such firms relative to the Company's performance.

EFFECT OF SECTION 162(M) OF THE INTERNAL REVENUE CODE

    Section 162(m) of the Internal Revenue Code of 1986 (the "Tax Code") generally limits the corporate deduction for compensation paid to certain executive officers to $1 million, unless the compensation is performance-based. Each of the Board of Directors and the Compensation Committee has carefully considered the potential impact of this limitation on executive compensation and has concluded in general that the best interests of the Company and the stockholders will be served if certain of the Company's stock-based long-term incentives qualify as performance-based compensation within the meaning of the Tax Code. It is the Board of Director and Compensation Committee's intention that, so long as it is consistent with the Compensation Committee's overall compensation objectives, virtually all executive compensation will be deductible for federal income tax purposes.

                                          THE COMPENSATION COMMITTEE

                                          Elwood Spedden

                                          Arthur A. Noeth

                            STOCK PERFORMANCE GRAPH

    Advanced Energy's common stock has been registered under the Securities Exchange Act of 1934 since the Company's initial public offering in November 1995. The following graph reflects the cumulative total shareholder return on Advanced Energy's common stock since that time, compared with each of The Nasdaq Stock Market U.S. and the Hambrecht & Quist Semiconductor Index. Historical stock price performance is not necessarily indicative of any future stock price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               ADVANCED ENERGY INDUSTRIES, INC.
                H&Q SEMICONDUCTOR SECTOR INDEX
                NASDAQ STOCK MARKET -U.S. INDEX

                    Advanced Energy Industries, Inc.   Nasdaq Stock Market -U.S.    H&Q Semiconductor Sector
11/17/95                                      100.00                      100.00                      100.00
Nov-95                                        105.00                      101.34                       98.54
Dec-95                                         90.00                      100.80                       86.11
Jan-96                                         87.50                      101.29                       84.94
Feb-96                                         82.50                      105.15                       85.37
Mar-96                                         80.00                      105.50                       81.32
Apr-96                                         87.50                      114.25                       93.17
May-96                                         80.00                      119.49                       90.29
Jun-96                                         77.50                      114.11                       77.94
Jul-96                                         58.75                      103.93                       69.19
Aug-96                                         70.00                      109.75                       75.73
Sep-96                                         53.75                      118.15                       88.48
Oct-96                                         41.25                      116.84                       89.29
Nov-96                                         66.25                      124.07                      112.53
Dec-96                                         53.75                      123.95                      111.52
Jan-97                                         75.00                      132.76                      134.45
Feb-97                                         65.00                      125.42                      128.00
Mar-97                                         75.00                      117.23                      125.33
Apr-97                                         88.75                      120.89                      136.09
May-97                                        122.50                      134.60                      146.95
Jun-97                                        153.75                      138.72                      141.35
Jul-97                                        250.00                      153.36                      172.88
Aug-97                                        315.00                      153.13                      176.16
Sep-97                                        283.12                      162.18                      176.69
Oct-97                                        207.50                      153.78                      138.32
Nov-97                                        197.50                      154.55                      133.44
Dec-97                                        149.37                      152.07                      117.61
Jan-98                                        125.00                      156.87                      131.37
Feb-98                                        168.75                      171.59                      144.32
Mar-98                                        145.62                      177.93                      134.85
Apr-98                                        148.75                      180.95                      146.68
May-98                                        142.50                      171.02                      120.54
Jun-98                                        116.25                      183.08                      115.86
Jul-98                                        105.63                      181.15                      119.46
Aug-98                                         62.50                      145.63                       91.31
Sep-98                                         73.13                      165.75                      101.01
Oct-98                                        131.25                      172.52                      126.46
Nov-98                                        181.25                      189.52                      143.79
Dec-98                                        250.00                      213.77                      165.09

                      CERTAIN TRANSACTIONS WITH MANAGEMENT

    The Company's executive offices and manufacturing facilities in Fort Collins, Colorado are leased from Prospect Park East Partnership and from Sharp Point Properties, LLC, a Colorado limited liability company. Douglas S. Schatz, President, Chief Executive Officer and Chairman of the Board of the Company, holds a 26.67% member interest and G. Brent Backman, a director, holds a 6.6% member interest in each of such leasing entities. Aggregate rental payments under such leases for 1998 totaled approximately $1.6 million. The Company also leases a condominium in Breckenridge, Colorado from AEI Properties, a partnership in which Mr. Schatz holds a 60% general partnership interest and Mr. Backman holds a 40% general partnership interest. The Company uses the condominium to provide rewards and incentives to its customers, suppliers and employees. Aggregate rental payments under such lease for 1998 totaled approximately $36,000. The Company believes that the terms of each of the foregoing leases are no less favorable than could have been obtained from a third party lessor for similar property.

    In connection with the Company's acquisition of RF Power Products, Joseph Stach entered into an employment agreement with the Company. Dr. Stach is a Senior Vice President of Advanced Energy and is the President of RF Power Products. In November 1998, in accordance with the terms of the employment agreement, the Company loaned to Dr. Stach $65,000.00. The loan bore interest at the rate of six percent per annum. Dr. Stach repaid the loan in full in March 1999.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires Advanced Energy's executive officers and directors and persons who own more than ten percent of the outstanding common stock to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and written representations from such reporting persons, the Company believes that each of such persons timely filed all Section 16(a) reports required to be filed by such person in 1998 or with respect to 1998 transactions, except that Douglas Schatz failed to timely file a Form 5 to report three gifts of 100 shares each, which gifts were made in January 1998.

                                 PROPOSAL NO. 2
          INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

GENERAL

    Advanced Energy's Certificate of Incorporation currently authorizes the issuance of 30,000,000 shares of common stock and 1,000,000 shares of preferred stock. As of March 26, 1999, 26,908,564 shares of common stock were outstanding and an additional 2,219,512 shares were reserved for issuance under the Company's stock option and purchase plans, including the RF Power Products plans assumed by the Company in October 1998. The Board of Directors has approved, and is submitting to the stockholders at the Annual Meeting, amendments to the 1995 Stock Option Plan and Director Plan. If such amendments are approved, an additional 1,050,000 shares in the aggregate will be reserved for issuance under such plans. See PROPOSALS NO. 3 and 4.

    On February 9, 1999, the Board of Directors adopted a resolution to amend the Certificate of Incorporation to increase the authorized number of shares of common stock to 40,000,000 shares, subject to stockholder approval of the amendment. No change is being proposed to the authorized number of shares of Preferred Stock. If the proposed amendment is approved by the stockholders, Paragraph A of Article IV of the Certificate of Incorporation would be amended to read in its entirety as follows:

        This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is forty-one million (41,000,000) shares. Forty million (40,000,000) shares shall be Common Stock, par value $0.001 per share, and one million (1,000,000) shares shall be Preferred Stock, par value $0.001 per share.

    The authorized capitalization of the Company has not been changed since Advanced Energy' initial public offering in 1995. Since that time, the Company has grown significantly through both internal expansion and acquisitions. In October 1997, the Company sold in a public offering 1,000,000 shares of common stock, for net proceeds of approximately $28.7 million, which were used to repay indebtedness and for corporate purposes. In October 1998, the Company acquired RF Power Products and issued to the former shareholders of RF Power Products approximately 4,000,000 shares of common stock. At such time, the Company also reserved for issuance on exercise of the RF Power Products options assumed by the Company an additional 148,418 shares of common stock.

POTENTIAL USES OF COMMON STOCK

    Although the Company has no immediate plans or commitments to issue additional shares of common stock, other than pursuant to its existing stock option and purchase plans, the Board of Directors believes that the availability of additional authorized but unissued shares will provide the Company with desired flexibility to issue common stock for proper corporate purposes which may be identified in the future. For example, it may become advantageous for the Company to engage in any or all of the following:

    - to raise additional capital through equity or convertible debt offerings

    - to acquire other companies using common stock

    - to adopt additional benefit plans involving the issuance of common stock to employees, directors or consultants

    - to declare a stock distribution to the stockholders

    If required to call a special meeting of stockholders to approve an increase in the authorized capitalization when such purposes are identified, the Company may be prevented from taking advantage of such opportunities because of the time or uncertainty involved in obtaining such approval.

DILUTIVE EFFECTS ON CURRENT STOCKHOLDERS

    If the stockholders approve the proposed increase in the authorized number of shares of common stock, no additional action or authorization by the Company's stockholders would be necessary prior to the issuance of such shares, unless required by applicable law or the rules of the Nasdaq National Market. If the Company issues additional shares of common stock, such issuance could have a dilutive effect on earnings per share, as well as the voting power of the current stockholders. Under the Certificate of Incorporation, Advanced Energy's stockholders do not have preemptive rights with respect to the common stock. This means that, when the Company issues additional shares of common stock, the current stockholders do not have any preferential rights to purchase such shares.

POTENTIAL ANTI-TAKEOVER EFFECTS; MANAGEMENT CONTROL

    The proposed increase in the authorized number of shares of common stock could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this proposal. For example, in the event of a hostile attempt to take over control of the Company, it may be possible for the Company to issue shares of common stock to dilute the voting power of the other outstanding shares and increase the potential cost to acquire control of the Company. By potentially discouraging initiation of an unsolicited takeover attempt, the proposed increase in the authorized shares may limit the opportunity for stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal.

    The proposed amendment also may have the effect of permitting the Company's current management, including the current Board of Directors, to retain their positions, and place them in a better position to resist changes that stockholders may wish to make if dissatisfied with the conduct of the Company's business.

REQUIRED VOTE

    Approval of the proposed amendment to the Certificate of Incorporation to increase the authorized capitalization of Advanced Energy, as described above, requires the affirmative (FOR) vote of a majority of the shares present at the Annual Meeting and entitled to vote on this matter. Unless otherwise instructed on the proxy card, the proxy holders will vote the proxies received by them FOR this proposal. Abstentions will have the effect of voting against the proposal.

    Approval of this proposal is required to effect the proposed amendment to the 1995 Stock Option Plan to increase the number of shares issuable under such plan. See PROPOSAL NO. 3.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE PROPOSED INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK FROM 30 MILLION SHARES TO 40 MILLION SHARES.

                                 PROPOSAL NO. 3
                      AMENDMENT OF 1995 STOCK OPTION PLAN

    On February 9, 1999, the Board of Directors amended the 1995 Stock Option Plan (the "Option Plan"), to increase the number of shares of common stock issuable under the plan to the Company's employees, directors and advisors from 4,625,000 shares to 5,625,000 shares, subject to approval by the stockholders at the Annual Meeting. A copy of the Option Plan may be obtained from the Plan Administrator at the Company's corporate offices at 1625 Sharp Point Drive, Fort Collins, Colorado 80525; telephone number: 970-221-4670.

OVERVIEW

    The stated purposes of the Option Plan are to provide a means by which the Company can seek to retain the services of its existing employees, directors and consultants, to secure and retain the services of new employees, directors and consultants and to provide incentives for such persons to exert maximum efforts for the success of the Company.

    Options to purchase common stock may be issued under the Option Plan to any person employed by the Company, including an officer or director, or to any other person who is paid by the Company to render consulting services. Last year, the Option Plan was amended to fix the number of shares issuable under the plan at 4,625,000 shares. At that time, approximately 575 persons were eligible to receive options under the Option Plan. Since that time, the Company has grown substantially through internal development and acquisitions. As of March 26, 1999, approximately 875 persons were eligible to receive options under the Option Plan.

    The Company believes that options are a critical component of its employees' compensation. As of March 26, 1999, options to purchase an aggregate of 4,451,251 shares of common stock had been granted since the inception of the Option Plan in 1993. The Option Plan will expire in June 2003. The proposed amendment to the Option Plan is intended to provide a sufficient reserve of common stock issuable under the plan to attract and retain the services of employees and consultants who are essential to the Company's long-term growth and success, including persons who join the Company in connection with acquisitions and other business transactions.

    If the proposed amendment to the Option Plan is approved, the Board of Directors intends to grant options to the Company's employees and consultants from time to time during 1999. The persons selected to be granted options, as well as the number and terms of the options, will be determined by the Board of Directors in its discretion. The Board of Directors has not made any determinations as to the allocation of options in 1999 among the employees, officers and consultants.

    The potential benefit to be received from an option is dependent on increases in the market price of the common stock. The ultimate dollar value of the options that have been or may be granted under the Option Plan is not currently ascertainable. On March 23, 1999, the closing price of the common stock as reported on the Nasdaq National Market was $22.875.

CERTAIN INFORMATION REGARDING THE PLAN

    ADMINISTRATION BY THE BOARD OF DIRECTORS

    The Option Plan is administered by the Board of Directors. The Board may grant options from time to time to selected employees and advisors, and set the terms and conditions of the options. In the case of the grants to executive officers, the Board has delegated to the Compensation Committee the authority to grant options and to set the terms and conditions of such options. From time to time, the Board may delegate all or any portion of its administrative authority to a committee of two or more directors, such as the Compensation Committee.

    The Board may amend or terminate the Option Plan at any time and for any reason, subject to any required regulatory approval and stockholder approval. Stockholder approval shall be required if the amendment effects any of the following:

    - increases the number of shares issuable under the plan;

    - modifies the requirements as to eligibility for participation in the plan (to the extent such modification requires stockholder approval in order for the plan to satisfy the requirements of Section 422 of the Tax Code); or

    - modifies the plan in any other way if such modification requires stockholder approval in order for the plan to satisfy the requirements of
      Section 422 of the Tax Code or to comply with the requirements of Rule 16b-3 under the Exchange Act.

    DESCRIPTION OF OPTIONS

    The provisions of separate options need not be identical, but each option is subject to the following parameters:

    - the term of any option may not be longer than ten (10) years from the date of grant;

    - the exercise price of an incentive stock option may not be less than 100% of the fair market value of the underlying common stock;

    - the exercise price of a nonstatutory stock option shall not be less than 85% of the fair market value of the underlying common stock;

    - each option shall vest as to at least twenty percent (20%) of the underlying common stock per year; and

    - the options may not be transferred except by will or by the laws of descent and distribution or, in the case of nonstatutory stock options, pursuant to a qualified domestic relations order.

    Incentive stock options (ISOs) are options that are intended to qualify for favorable treatment under Section 422 of the Tax Code. All other options are nonstatutory stock options (NSOs).

    If a change is made to the common stock, the Board of Directors may make appropriate adjustments to the number of shares subject to the then outstanding options. The proposed increase in the number of authorized shares of common stock (see PROPOSAL NO. 2), however, would not result in any adjustment in the options outstanding under the Option Plan.

    EXERCISE OF OPTIONS

    Payment of the exercise price of an option must be made in one of the following forms at the time the option is exercised. Payment may be made in cash or in any other form of legal consideration that is approved by the Board of Directors. Such other forms of legal consideration may include other shares of common stock, full recourse promissory notes or other deferred payment arrangements.

    UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    Options granted under the Option Plan may be ISOs or NSOs. The Option Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

    There are no federal income tax consequences to an optionee or the Company by reason of the grant of an option under the Option Plan.

        INCENTIVE STOCK OPTIONS

    On exercise of an ISO, the optionee generally will not recognize any taxable income for federal income tax purposes; however, exercise of the option may subject the optionee to alternative minimum tax liability.

    Taxable income is not recognized by the holder of an ISO until the holder sells or otherwise disposes of the common stock acquired on exercise of the option. For federal income tax purposes, sales of stock acquired on exercise of an ISO are divided into two categories: qualifying dispositions and disqualifying dispositions. In order for a sale to be a "qualifying disposition," the holder must not sell the stock until two years after the grant date of the ISO and one year after the exercise date of the ISO. If one or both of these holding periods are not met, the sale will be a "disqualifying disposition."

    Upon a qualifying disposition, the selling employee or consultant generally will recognize a long-term capital gain equal to the excess, if any, of the sale price of the shares over the exercise price of the ISO. Upon a disqualifying disposition, the selling employee or consultant generally will recognize (a) ordinary income equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price of the ISO, and (b) a capital gain equal of the excess, if any, of the sale price of the shares over the fair market value of the shares on the exercise date. In the event of a disqualifying disposition, the Company may be entitled to a business expense deduction in the year and to the extent that ordinary income is recognized by the selling employee or consultant.

        NSOs

    On exercise of an NSO, the optionee will recognize ordinary income for federal income tax purposes equal to the excess, if any, of the then fair market value of the shares of common stock acquired over the exercise price of the option. Such excess also will be subject to employment taxes if the optionee is an employee. The Company will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Tax Code and the satisfaction of certain tax reporting obligations) to a corresponding business expense deduction in the year and to the extent year that ordinary income is recognized by the employee or consultant on exercise of an NSO.

    When a holder sells or otherwise disposes of the common stock acquired on exercise of an NSO, the selling employee or consultant will recognize long-term or short-term capital gain or loss equal to the difference, if any, between the sale price and the seller's tax basis in the shares sold. Generally, the seller's tax basis in the shares would be equal to the sum of the amount paid for the shares plus the amount of ordinary income recognized on exercise of the NSO. Whether the gain or loss recognized is a long-term or short-term capital gain will depend on whether the seller is deemed to have held the shares for more than a year prior to the sale. There generally are no federal income tax consequences to the Company by reason of the sale of common stock acquired by an employee or consultant upon exercise of an NSO.

        CAPITAL GAINS

    For dispositions occurring after 1997, long-term capital gains will be taxed at a rate of 10% (for persons in the 15% tax bracket) or 20% (for other individuals), if the shares were held for more than one year from the exercise of the option. Capital losses may generally be used to offset capital gains and are available to offset up to $3,000 or ordinary income in a given taxable year. Individuals may carry forward unused capital losses indefinitely.

        DIVIDENDS

    Dividends payable on common stock out of earnings and profits are ordinary income, taxable at ordinary income tax rates.

    The foregoing summarizes the principal United States federal income tax consequences to the Company and to optionees who are resident in the United States. The summary is based on the current provisions of the Tax Code and the regulations thereunder and on the Company's understanding, in consultation with its legal counsel, of the current administrative practices of the Internal Revenue Service. Participants in the Option Plan have been advised to obtain independent advice from their own tax advisors.

REQUIRED VOTE

    Approval of the proposed amendment to the 1995 Stock Option Plan to increase the number of shares of common stock issuable under such plan, as described above, requires the affirmative (FOR) vote of a majority of the shares present at the Annual Meeting and entitled to vote. Unless otherwise instructed on the proxy card, the proxy holders will vote the proxies received by them FOR this proposal. Abstentions will have the effect of voting against the proposal.

    Approval of this proposal also requires approval of the proposed amendment to the Certificate of Incorporation to increase the authorized capitalization of Advanced Energy. See PROPOSAL NO. 2.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" AMENDMENT OF THE 1995 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UNDER SUCH PLAN FROM 4,625,000 SHARES TO 5,625,000 SHARES.

                                 PROPOSAL NO. 4
          AMENDMENT OF 1995 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

    On February 9, 1999, the Board of Directors amended the Director Plan to increase the number of shares of common stock issuable to the non-employee directors under such plan from 50,000 shares to 100,000 shares, subject to approval by the stockholders at the Annual Meeting. A copy of the Director Plan may be obtained from the Plan Administrator at the Company's corporate offices at 1625 Sharp Point Drive, Fort Collins, Colorado 80525; telephone number:
970-221-4670.

OVERVIEW

    The stated purpose of the Director Plan is to provide a means by which each non-employee director of Advanced Energy can be given an opportunity to purchase stock of the Company. The Company also uses the Director Plan to seek to retain the services of its current non-employee directors, to secure and retain the services of new non-employee directors and to provide incentives for such persons to exert maximum efforts for the success of the Company. The Company believes that the options granted under the Director Plan are a critical component of its non-employee directors' compensation. A person is a "non-employee director" and, therefore, eligible to participate in the Director Plan, if he or she is a director of Advanced Energy, but not otherwise an employee of or consultant to the Company. Directors of subsidiaries of Advanced Energy are not eligible to participate in the Director Plan.

    As of March 26,1999, 2,500 shares of common stock had been purchased by non-employee directors under the Director Plan and options to purchase an aggregate of 45,000 shares of common stock were outstanding. The Directors' Plan initially was adopted in September 1995. At that time, the

Board of Directors had five members, two of which were non-employee directors. The Board of Directors now has eight members, five of which are non-employee directors. The Board of Directors expects that it will continue to have at least five non-employee directors. In addition, although no increase in the size of the Board of Directors is planned, the Board of Directors expects that, if the size of the Board is increased, any new director positions likely will be filled with non-employee directors.

    The potential benefit to be received from an option is dependent on increases in the market price of the common stock. The ultimate dollar value of the options that have been or may be granted under the Director Plan is not currently ascertainable. On March 23, 1999, the closing price of the common stock as reported on the Nasdaq National Market was $22.875.

CERTAIN INFORMATION REGARDING THE DIRECTOR PLAN

    AUTOMATIC GRANTS

    Each non-employee director automatically is granted under the Director Plan the following options:

    - an option to purchase 7,500 shares of common stock upon first being elected as a non-employee director; and

    - an option to purchase an additional 2,500 shares of common stock on each anniversary of the participant being elected as a non-employee director, so long as the director continues to serve as a non-employee director.

    The Company expects that, in 1999, automatic grants to purchase an aggregate of 17,500 shares will be made to the non-employee directors. Such expectation assumes that the current directors will be re-elected at the Annual Meeting and that no new non-employee directors will be elected to the Board of Directors during 1999. Mr. Backman would be granted an option to purchase 7,500 shares of common stock on the date of the Annual Meeting, as it will be the first time that he is elected as a non-employee director. Each of the other non-employee directors (Messrs. Noeth, Spedden, Starek and Zafiropoulo) would be granted an option to purchase 2,500 shares of common stock on the anniversary of his being elected as a non-employee director. If the proposed amendment to the Director Plan is not approved by the stockholders at the Annual Meeting, the Company will not be able to grant such options to the non-employee directors, as there will be an insufficient number of shares authorized to be issued under the plan.

    If a change is made to the common stock, the Board of Directors may make appropriate adjustments to the number of shares subject to the then outstanding options. The proposed increase in the number of authorized shares of common stock (see PROPOSAL NO. 2), however, would not result in any adjustment in the options outstanding under the Director Plan.

    VESTING OF OPTIONS

    Options granted upon a person first being elected as a non-employee director are immediately vested and exercisable as to 2,500 shares and become vested and exercisable as to an additional 2,500 shares on each of the second and third anniversary of the grant date, provided that the director continuously serves as a director, employee or consultant of the Company during such time. Options granted on an anniversary of the person being elected as a non-employee director vest and become exercisable in full on the third anniversary of the grant date provided that the director continuously serves as a director, employee or consultant of the Company during such time.

    EXERCISE OF OPTIONS

    Options are granted under the Director Plan at 100% of the fair market value of the common stock subject to such options on the grant date. The Board of Directors uses the closing price of the common stock, as reported on the Nasdaq National Market, on the trading day immediately preceding the grant date as the fair market value of the common stock. The most recent grants of options under the Director Plan were made in October 1998, at an exercise price of $6.75 per share.

    Payment of the exercise price is due in full in cash upon exercise, if the number of shares being purchased is less than 1,000 shares. If the number of shares being purchased on exercise of an option is 1,000 shares or more, the optionee may elect to pay the exercise price in cash, by delivering common stock already owned by the optionee or by delivering a combination of cash and common stock. Payment of the exercise price, in full or in part, by delivering common stock is subject to certain conditions, including a holding period to avoid a charge to the Company's reported earnings.

    TERM OF OPTIONS

    All options granted under the Director Plan have terms of 10 years from their grant date, unless earlier terminated. If a non-employee director's service to the Company terminates, for any reason or no reason, any options held by such person cease to vest as of the service termination date and each such option terminates on the earlier of the scheduled expiration date of the option or the date which is six (6) months after the service termination date.

    If any of the following events occur, the time during which outstanding options that were granted under the Director Plan may be exercised will be accelerated, and such options will terminate if not exercised prior to the event:

    - a merger or consolidation in which Advanced Energy is not the surviving corporation

    - a reverse merger in which Advanced Energy is the surviving corporation but the common stock outstanding prior to the merger is converted by virtue of the merger into other property

    - any other capital reorganization in which more than 50% of the common stock is exchanged for other property

    NON-TRANSFERABILITY

    All options granted under the Director Plan are non-transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

    AMENDMENTS TO THE DIRECTOR PLAN

    The Board of Directors may amend the Director Plan from time to time. Amendments to the Director Plan relating to the amount, price or timing of grants may not be made more than once every six months, unless such amendments are made to comport with changes in the Tax Code, the Employee Retirement Income Security Act of 1974 or the regulations under such statutes. Stockholder approval of amendments to the Director Plan is not required, except in the following circumstances:

    - the amendment increases the number of shares which may be issued under the Director Plan;

    - stockholder approval is required by applicable law or the rules of the Nasdaq National Market; or

    - stockholder approval is required in order for transactions under the Director Plan to qualify under Rule 16b-3 under the Securities Exchange Act of 1934

    UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS.

    Options granted under the Director Plan are nonstatutory stock options. The Director Plan is not subject to any provisions of ERISA.

    There are no federal income tax consequences to a non-employee director or the Company by reason of the grant of a non-statutory stock option.

    Upon exercise of an option, the exercising non-employee director will recognize ordinary income for federal income tax purposes equal to the excess, if any, of the then fair market value of the shares of common stock acquired over the exercise price of the option. Taxes on self-employment income also may apply to the exercising non-employee director. The Company will be entitled (subject to the requirement of reasonableness and the satisfaction of certain tax reporting obligations) to a corresponding business expense deduction in the year and to the extent that ordinary income is recognized by the non-employee director on exercise of an option.

    Dividends payable on the common stock out of earnings and profits are ordinary income, taxable at ordinary income tax rates.

    When a non-employee director sells common stock acquired on exercise of an option granted under the Director Plan, the selling non-employee director will recognize long-term or short-term capital gain or loss equal to the difference, if any, between the sale price and the non-employee director's tax basis in the shares sold. Generally, the non-employee director's tax basis in the shares would be equal to the sum of the amount paid for the shares plus the amount of ordinary income recognized on exercise of the option. Whether the gain or loss recognized is a long-term or short-term capital gain will depend on whether the non-employee director is deemed to have held the shares for more than a year prior to the sale. For dispositions occurring after 1997, long-term capital gains will be taxed at a rate of 10% (for persons in the 15% tax bracket) or 20% (for other individuals), if the shares were held for more than one year from the exercise of the option. Capital losses may generally be used to offset capital gains and are available to offset up to $3,000 or ordinary income in a given taxable year. Individuals may carry forward unused capital losses indefinitely. There generally are no federal income tax consequences to the Company by reason of a non-employee director's sale of common stock.

    If the time during which outstanding options under the Director Plan may be exercised is accelerated because of a merger, consolidation or other capital reorganization and if the non-employee director is deemed to have received a "parachute payment" within the meaning of section 280G of the Tax Code, the Company will not be able to deduct any amounts that are "excess parachute payments" within the meaning of such Tax Code section.

    The foregoing summarizes the principal United States federal income tax consequences to the Company and to non-employee directors who are resident in the United States. The summary is based on the current provisions of the Tax Code and the regulations thereunder and on the Company's understanding, in consultation with its legal counsel, of the current administrative practices of the Internal Revenue Service. Non-employee directors have been advised to obtain independent advice from their own tax advisors.

REQUIRED VOTE

    Approval of the proposed amendment to the 1995 Non-Employee Directors Stock Option Plan to increase the number of shares of common stock issuable under such plan, as described above, requires the affirmative (FOR) vote of a majority of the shares present at the Annual Meeting and entitled to vote. Unless otherwise instructed on the proxy card, the proxy holders will vote the proxies received by them FOR this proposal. Abstentions will have the effect of voting against the proposal.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" AMENDMENT OF THE 1995 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE THEREUNDER FROM 50,000 SHARES TO 100,000 SHARES.

                                 PROPOSAL NO. 5
    APPROVAL OF STOCK OPTIONS RECEIVED BY FORMER RF POWER PRODUCTS DIRECTORS

BACKGROUND OF OPTIONS

    The Company acquired RF Power Products in October 1998 by issuing Advanced Energy common stock to the persons who at the time were RF Power Products shareholders. The number of shares of AE common stock issuable in exchange for each share of RF Power Products common stock was determined by dividing 4 million by the number of shares of RF Power Products common stock outstanding at the time of the acquisition.

    In connection with the acquisition, the Company assumed the outstanding options to purchase RF Power Products common stock then held by such company's employees, officers and directors. Such options were then converted into options to acquire common stock of Advanced Energy. Among the options assumed and converted were options that had been granted under the RF Power Products, Inc. 1993 Non-Employee Directors Stock Option Plan to two RF Power Products directors who became directors of Advanced Energy: Gerald M. Starek and Arthur W. Zafiropoulo. Mr. Starek had been a director of RF Power Products since 1994, and Mr. Zafiropoulo had been a director of RF Power Products since 1992.

    Under the rules of the Nasdaq National Market, Messrs. Starek's and Zafiropoulo's converted options are subject to approval by the stockholders of Advanced Energy to the extent the aggregate number of shares that may be purchased on exercise of such options exceeds 25,000 shares of Advanced Energy common stock. If stockholder approval is not obtained at the Annual Meeting, Mr. Starek's and Zafiropoulo's Advanced Energy options will be cancelled to the extent of such excess.

    The Company believes that it would be unfair to Messrs. Starek and Zafiropoulo to cancel any portion of their converted options, because such action would have the effect of treating them less favorably than all of the other former RF Power Products option holders. Further, the Board of Directors does not have the discretion to grant Mr. Starek or Zafiropoulo any additional Advanced Energy options or other benefits in the event such options are cancelled. Stockholder approval is required for Messrs. Starek's and Zafiropoulo's options because they became directors of Advanced Energy following the acquisition, which the Company believes was an advantageous result of the acquisition.

CERTAIN INFORMATION REGARDING THE OPTIONS

    MATERIAL TERMS OF CONVERTED OPTIONS

    Messrs. Starek's and Zafiropoulo's RF Power Products options were converted into the following options to purchase Advanced Energy common stock:

                                                                            SHARES
                                                            OPTION        SUBJECT TO       EXERCISE PRICE       ORIGINAL
NAME                                                      SHARES (#)     APPROVAL (#)       PER SHARE ($)      GRANT DATE
-------------------------------------------------------  -------------  ---------------  -------------------  -------------
Gerald M. Starek.......................................        4,929               0               8.76             11/94
                                                               4,929               0               8.76             11/95
                                                               1,643             974              11.05             11/96
                                                               1,643           1,643              15.03             11/97

Arthur W. Zafiropoulo..................................        4,929               0               0.67             11/93
                                                               4,929               0               8.76             11/94
                                                               4,929             314               8.76             11/95
                                                               1,643           1,643              11.05             11/96
                                                               1,643           1,643              15.03             11/97

    Each of the RF Power Products options originally granted to Messrs. Starek and Zafiropoulo was granted at the fair market value of the underlying RF Power Products common stock on the grant date and became fully vested and exercisable six months after the grant date. When such options were converted into options to purchase Advanced Energy common stock, the Company did not change the vesting schedule. The exercise price of and number of shares subject to each option were converted based on the same formula applicable to the exchange of RF Power Products common stock for Advanced Energy common stock to effect the acquisition.

    The potential benefit to be received by Messrs. Starek and Zafiropoulo from these options is dependent on increases in the market price of the common stock. The ultimate dollar value of these options is not currently ascertainable. On March 23, 1999, the closing price of the common stock as reported on the Nasdaq National Market was $22.875.

    Each option will expire on the first of the following to occur:

    - the tenth anniversary of its original grant date

    - the date that is three months following the date the option holder's service as a non-employee director of Advanced Energy terminates for any reason other than death or disability

    - the date that is one year following the date the option holder's service as a non-employee director of Advanced Energy terminates by reason of death or disability

    In the event of a "change in control" of Advanced Energy, the Board of Directors may take whatever action it deems necessary or desirable with respect to Messrs. Starek's and Zafiropoulo's options, including accelerating the expiration or termination date of such options. A "change in control" may be deemed to occur upon the following events:

    - approval by the Board of Directors or the stockholders, if required, of a plan to dissolve or liquidate the Company

    - approval by the Board of Directors or the stockholders, if required, of a definitive agreement to dispose of substantially all of the Company's assets

    - approval by the Board of Directors or the stockholders, if required, and by any other constituent corporation of a definitive agreement to merge or consolidate Advanced Energy with or into the other corporation, subject to certain exceptions

    - acquisition by an entity, person or group (other than the Company or Douglas S. Schatz) of more than 10% of the outstanding shares of Advanced Energy common stock

    EXERCISE OF OPTIONS

    To exercise the foregoing options, Mr. Starek or Zafiropoulo, as the case may be, must deliver to the Company notice of his intent to purchase shares of common stock together with payment in full of the exercise price for such shares. Payment of the exercise price must be made in cash or by certified or cashier's check, unless the Board of Directors approves of a different mode of payment, such as delivery of shares of Advanced Energy common stock already owned by the exercising option holder.

    NON-TRANSFERABILITY

    Messrs. Starek's and Zafiropoulo's options are non-transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

    AMENDMENTS TO THE OPTIONS

    The Board of Directors may amend Messrs. Starek's and Zafiropoulo's options, provided that the applicable option holder approves of the amendment. Stockholder approval will not be required for any such amendment, unless such approval is required by applicable law or the rules of the Nasdaq National Market.

    UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS.

    Messrs. Starek's and Zafiropoulo's options are nonstatutory stock options and are not subject to any provisions of ERISA.

    There were no federal income tax consequences to the Company or Messrs. Starek and Zafiropoulo by reason of the conversion of RF Power Products options into Advanced Energy options.

    Upon exercise of an Advanced Energy option, the exercising option holder will recognize ordinary income for federal income tax purposes equal to the excess, if any, of the then fair market value of the shares of common stock acquired over the exercise price of the option. Taxes on self-employment income also may apply to the exercising option holder. The Company will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Tax Code and the satisfaction of certain tax reporting obligations) to a corresponding business expense deduction in the year and to the extent year that ordinary income is recognized by Mr. Starek or Zafiropoulo on exercise of an option.

    Dividends payable on the common stock out of earnings and profits are ordinary income, taxable at ordinary income tax rates.

    When Mr. Starek or Zafiropoulo sells common stock acquired on exercise of an option, he will recognize long-term or short-term capital gain or loss equal to the difference, if any, between the sale price and his tax basis in the shares sold. Generally, his tax basis in the shares would be equal to the sum of the amount paid for the shares plus the amount of ordinary income recognized on exercise of the option. Whether the gain or loss recognized is a long-term or short-term capital gain will depend on whether he is deemed to have held the shares for more than a year prior to the sale. Long-term capital gains will be taxed at a rate of 10% (for persons in the 15% tax bracket) or 20% (for other individuals), if the shares were held for more than one year from the exercise of the option. Capital losses may generally be used to offset capital gains and are available to offset up to $3,000 or ordinary income in a given taxable year. Individuals may carry forward unused capital losses indefinitely. There generally will be no federal income tax consequences to the Company by reason of Mr. Starek's or Zafiropoulo's sale of common stock.

    If the time during which Mr. Starek's or Zafiropoulo's options may be exercised is accelerated because of a change in control and if either or both of them are deemed to have received a "parachute payment" within the meaning of section 280G of the Tax Code, the Company will not be able to deduct any amounts that are "excess parachute payments" within the meaning of such Tax Code section.

    The foregoing summarizes the principal United States federal income tax consequences to the Company and to Messrs. Starek and Zafiropoulo. The summary is based on the current provisions of the Tax Code and the regulations thereunder and on the Company's understanding, in consultation with its legal counsel, of the current administrative practices of the Internal Revenue Service. Mr. Starek and Zafiropoulo have been advised to obtain independent advice from their own tax advisors.

REQUIRED VOTE

    Approval of the portion of Messrs. Starek's and Zafiropoulo's options that are subject to stockholder approval requires the affirmative (FOR) vote of a majority of the shares present at the Annual Meeting and entitled to vote. Unless otherwise instructed on the proxy card, the proxy holders will vote the proxies received by them FOR this proposal. Abstentions will have the effect of voting against the proposal.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" APPROVAL OF MESSRS. STAREK'S AND ZAFIROPOULO'S STOCK OPTIONS.

                                 PROPOSAL NO. 6
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    Arthur Andersen LLP has been the Company's independent auditors since 1994. On February 9, 1999, the Board of Directors approved of the continued appointment of Arthur Andersen LLP for 1999. If the stockholders fail to ratify the appointment of Arthur Andersen LLP, the Board of Directors will reconsider its selection.

    Audit services of Arthur Andersen LLP during 1998 included the examination of the consolidated financial statements of the Company and services related to filings with the Securities and Exchange Commission and other regulatory bodies.

    The Audit Committee of the Company intends to meet with Arthur Andersen LLP in 1999 on a quarterly or more frequent basis. At such times, the Audit Committee will review the services performed by Arthur Andersen LLP, as well as the fees charged for such services.

    A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires. The representative also is expected to be available to respond to appropriate questions form the stockholders.

REQUIRED VOTE

    Ratification of the appointment of Arthur Andersen LLP as the independent auditors for the Company for 1999 requires the affirmative (FOR) vote of a majority of the shares present at the Annual Meeting and entitled to vote. Unless otherwise instructed on the proxy card, the proxy holders will vote the proxies received by them FOR this proposal. Abstentions will have the effect of voting against the proposal.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" RATIFICATION OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR 1999.

                           PROPOSALS OF STOCKHOLDERS

    Proposals that stockholders desire to have included in the Company's proxy materials for the 1999 Annual Meeting of Stockholders of the Company must be received by the Secretary of the Company at its principal office (1625 Sharp Point Drive, Fort Collins, Colorado 80525) no later than December 2, 1999 in order to be considered for inclusion in such proxy materials.

                                   FORM 10-K

    A copy of the Company's 1998 Annual Report on Form 10-K will be available without charge upon request to: Investor Relations, Advanced Energy Industries, Inc. 1625 Sharp Point Drive, Fort Collins, Colorado 80525.

                                 OTHER MATTERS

    It is important that your stock be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed or to deliver your proxy by telephone or through the Internet. Instructions as to how to deliver your proxy are included in this proxy statement under the caption "Delivery and Revocability of Proxies" on page 2 and on the proxy card.

                                          THE BOARD OF DIRECTORS

Dated: April 1, 1999

                           ADVANCED ENERGY INDUSTRIES, INC.
                    1995 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                            ADOPTED ON SEPTEMBER 20, 1995,
                            AS AMENDED ON FEBRUARY 9, 1999


1.   PURPOSE.

     (a) The purpose of the 1995 Non-Employee Directors' Stock Option Plan, as amended (the "Plan") is to provide a means by which each director of Advanced Energy Industries, Inc. (the "Company") who is not otherwise an employee of or consultant to the Company or of any Affiliate of the Company (a "Non-Employee Director") will be given an opportunity to purchase stock of the Company.

     (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

     (c) The Company, by means of the Plan, seeks to retain the services of persons now serving as Non-Employee Directors of the Company, to secure and retain the services of persons capable of serving in such capacity, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

2.   ADMINISTRATION.

     (a) The Plan shall be administered by the Board of Directors of the Company (the "Board") unless and until the Board delegates administration to a committee, as provided in subparagraph 2(b).

     (b) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.   SHARES SUBJECT TO THE PLAN.

     (a) Subject to the provisions of paragraph 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under the Plan shall not exceed in the aggregate One Hundred Thousand (100,000) shares of the Company's common stock. If any option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the Plan.

     (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.   ELIGIBILITY.

     Options shall be granted only to Non-Employee Directors of the Company.

5.   NON-DISCRETIONARY GRANTS.

     (a) Each person who, on September 20, 1995, is a Non-Employee Director automatically shall be granted on that date an option to purchase Seven Thousand Five Hundred (7,500) shares of common stock of the Company (an "Initial Grant") on the terms and conditions set forth herein.

     (b) Each person who, after September 20, 1995, is elected for the first time to be a Non-Employee Director automatically shall, upon the date of his or her initial election to be a Non-Employee Director by the Board or stockholders of the Company, receive an Initial Grant on the terms and conditions set forth herein.

     (c) Each Non-Employee Director automatically shall be granted, on the first and each subsequent anniversary of his or her Initial Grant, an option to purchase Two Thousand Five Hundred (2,500) shares of common stock of the Company (an "Annual Grant") on the terms and conditions set forth herein.

6.   OPTION PROVISIONS.

     Each option shall be subject to the following terms and conditions:

     (a) The term of each option commences on the date it is granted and, unless sooner terminated as set forth herein, expires on the date ("Expiration Date") ten (10) years from the date of grant. If the optionee's service as director or employee of or consultant to the Company or any Affiliate of the Company terminates for any reason or for no reason, the option shall terminate on the earlier of the Expiration Date or the date six (6) months following the date of termination of service. In any and all circumstances, an option may be exercised following termination of the optionee's service as a director or employee of or consultant to the Company or any Affiliate of the Company only as to that number of shares as to which it was exercisable on the date of termination of such service under the provisions of subparagraph 6(e).

     (b) The exercise price of each option shall be one hundred percent (100%) of the fair market value of the stock subject to such option on the date such option is granted.

     (c) Payment of the exercise price of each option is due in full in cash upon any exercise when the number of shares being purchased upon such exercise is less than 1,000 shares; but when the number of shares being purchased upon an exercise is 1,000 or more shares, the optionee may elect to make payment of the exercise price under one of the following alternatives:

            (i) Payment of the exercise price per share in cash at the time of exercise; or

            (ii) Provided that at the time of the exercise the Company's common stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of shares of common stock of the Company already owned by the optionee, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interest, which common stock shall be valued at its fair market value on the date preceding the date of exercise; or

            (iii) Payment by a combination of the methods of payment specified in subparagraph 6(c)(i) and 6(c)(ii) above.

     Notwithstanding the foregoing, this option may be exercised pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company prior to the issuance of shares of the Company's common stock.

     (d) An option shall not be transferable except by will or by the laws of descent and distribution, or pursuant to a domestic relations order satisfying the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "DRO"), and shall be exercisable during the lifetime of the person to whom the option is granted only by such person or by his or her guardian or legal representative or transferee pursuant to a DRO. The person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

     (e) Upon an Initial Grant, one-third of the Option (2,500 shares) shall be fully vested and exercisable. On each of the second and third anniversaries of an Initial Grant, an additional one-third of the Option (2,500 shares) shall become fully vested and exercisable, provided that the optionee has, during the entire period prior to such vesting date, continuously served as a director or employee of or consultant to the Company or any Affiliate of the Company. The Option representing an Annual Grant shall become fully vested and exercisable on the third anniversary of the Annual Grant, provided that the optionee has, during the entire period prior to such vesting date, continuously served as a director or employee of or consultant to the Company or any Affiliate of the Company.

     (f) The Company may require any optionee, or any person to whom an option is transferred under subparagraph 6(d), as a condition of exercising any such option: (i) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters; and
(ii) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the option has been registered under a then-currently-effective registration statement under the Securities Act of 1933, as amended (the "Securities
Act"), or (ii), as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then-applicable securities laws.

     (g) Notwithstanding anything to the contrary contained herein, an option may not be exercised unless the shares issuable upon exercise of such option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

7.   COVENANTS OF THE COMPANY.

     (a) During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

     (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; PROVIDED, HOWEVER, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan, or any stock issued or issuable pursuant to any such option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options.

8.   USE OF PROCEEDS FROM STOCK.

     Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

9.   MISCELLANEOUS.

     (a) Neither an optionee nor any person to whom an option is transferred under subparagraph 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

     (b) Throughout the term of any option granted pursuant to the Plan, the Company shall make available to the holder of such option, not later than one hundred twenty (120) days after the close of each of the Company's fiscal years during the option term, upon request, such financial and other information regarding the Company as comprises the annual report to the stockholders of the Company provided for in the Bylaws of the Company and such other information regarding the Company as the holder of such option may reasonably request.

     (c) Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any Non-Employee Director any right to continue in the service of the Company or any Affiliate or shall affect any right of the Company, its Board or stockholders or any Affiliate to terminate the service of any Non-Employee Director with or without cause.

     (d) No Non-Employee Director, individually or as a member of a group, and no beneficiary or other person claiming under or through him or her, shall have any right, title or interest in or to any option reserved for the purposes of the Plan except as to such shares of common stock, if any, as shall have been reserved for him or her pursuant to an option granted to him or her.

     (e) In connection with each option made pursuant to the Plan, it shall be a condition precedent to the Company's obligation to issue or transfer shares to a Non-Employee Director, or to evidence the removal of any restrictions on transfer, that such Non-Employee Director make arrangements satisfactory to the Company to insure that the amount of any federal or other withholding tax required to be withheld with respect to such sale or transfer, or such removal or lapse, is made available to the Company for timely payment of such tax.

     (f) As used in this Plan, fair market value means, as of any date, the value of the common stock of the Company determined as follows:

            (i) If the common stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market, the Fair Market Value of a share of common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in common stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

            (ii) If the common stock is quoted on The Nasdaq SmallCap Market or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of common stock shall be the mean between the bid and asked prices for the common stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

            (iii) In the absence of an established market for the common stock, the Fair Market Value shall be determined in good faith by the Board.

10.  ADJUSTMENTS UPON CHANGES IN STOCK.

     (a) If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding options.

     (b) In the event of: (1) a merger or consolidation in which the Company is not the surviving corporation; (2) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (3) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, the time during which options outstanding under the Plan may be exercised shall be accelerated and the options terminated if not exercised prior to such event.

11.  AMENDMENT OF THE PLAN.

     (a) The Board at any time, and from time to time, may amend the Plan, PROVIDED, HOWEVER, that the Board shall not amend the plan more than once every six (6) months, with respect to the provisions of the Plan which relate to the amount, price and timing of grants, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder. Except as provided in paragraph 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

            (i) Increase the number of shares which may be issued under the Plan;

            (ii) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to comply with the requirements of Rule 16b-3); or

            (iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to comply with the requirements of Rule 16b-3.

     (b) Rights and obligations under any option granted before any amendment of the Plan shall not be altered or impaired by such amendment unless
(i) the Company requests the consent of the person to whom the option was granted and (ii) such person consents in writing.

12.  TERMINATION OR SUSPENSION OF THE PLAN.

     (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on September 20, 2005. No options may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) Rights and obligations under any option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

     (c) The Plan shall terminate upon the occurrence of any of the events described in Section 10(b) above.

13.  EFFECTIVE DATE OF PLAN; CONDITIONS OF EXERCISE.

     (a) The Plan shall become effective upon adoption by the Board of Directors, subject to the condition subsequent that the Plan is approved by the stockholders of the Company.

     (b) No option granted under the Plan shall be exercised or exercisable unless and until the condition of subparagraph 13(a) above has been met.

                           ADVANCED ENERGY INDUSTRIES, INC.
                                1995 STOCK OPTION PLAN

                                 ADOPTED JUNE 6, 1993
                      AS AMENDED AND RESTATED SEPTEMBER 20, 1995
            AND AS FURTHER AMENDED FEBRUARY 10, 1998 AND FEBRUARY 9, 1999

1.   PURPOSES.

     (a) The purpose of the Plan is to provide a means by which selected Employees and Directors of and Consultants to the Company, and its Affiliates, may be given an opportunity to purchase stock of the Company.

     (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of or Consultants to the Company or its Affiliates, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

     (c) The Company intends that the Options issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either Incentive Stock Options or Nonstatutory Stock Options. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.   DEFINITIONS.

     (a) "AFFILIATE" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

     (b)    "BOARD" means the Board of Directors of the Company.

     (c)    "CODE" means the Internal Revenue Code of 1986, as amended.

     (d) "COMMITTEE" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

     (e) "COMPANY" means Advanced Energy Industries, Inc., a Delaware corporation.

     (f) "CONSULTANT" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

     (g) "CONTINUOUS STATUS AS AN EMPLOYEE, DIRECTOR OR CONSULTANT" means the employment or relationship as a Director or Consultant is not interrupted or terminated. The Board, in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company, Affiliates or their successors.

     (h)    "COVERED EMPLOYEE" means the Chief Executive Officer and the four
(4) other highest compensated officers of the Company.

     (i)    "DIRECTOR" means a member of the Board.

     (j) "DISINTERESTED PERSON" means a Director who either (i) was not during the one year prior to service as an administrator of the Plan granted or awarded equity securities pursuant to the Plan or any other plan of the Company or any of its affiliates entitling the participants therein to acquire equity securities of the Company or any of its affiliates except as permitted by Rule 16b-3(c)(2)(i); or (ii) is otherwise considered to be a "disinterested person" in accordance with Rule 16b-3(c)(2)(i), or any other applicable rules, regulations or interpretations of the Securities and Exchange Commission.

     (k) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

     (l) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     (m) "FAIR MARKET VALUE" means the value of the common stock as determined in good faith by the Board and in a manner consistent with Section
260.140.50 of Title 10 of the California Code of Regulations.

     (n) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

     (o) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

     (p) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (q)    "OPTION" means a stock option granted pursuant to the Plan.

     (r) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

     (s) "OPTIONEE" means an Employee, Director or Consultant who holds an outstanding Option.

     (t) "OUTSIDE DIRECTOR" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (as defined in the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an affiliated corporation receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an affiliated corporation at any time, and is not currently receiving compensation for personal services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

     (u)    "PLAN" means this 1995 Stock Option Plan.

     (v) "RULE 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

3.   ADMINISTRATION.

     (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

     (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

            (1) To determine from time to time which of the persons eligible under the Plan shall be granted Options; when and how each Option shall be granted; whether an Option will be an Incentive Stock Option or a Nonstatutory Stock Option; the provisions of each Option granted (which need not be identical), including the time or times such Option may be exercised in whole or in part; and the number of shares for which an Option shall be granted to each such person.

            (2) To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

            (3)     To amend the Plan as provided in Section 11.

     (c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members (the "Committee"), all of the members of which Committee shall be Disinterested Persons and may also be, in the discretion of the Board, Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Additionally, prior to the date of the first registration of an equity security of the Company under Section 12 of the Exchange Act, and notwithstanding anything to the contrary contained herein, the Board may delegate administration of the Plan to any person or persons and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. Notwithstanding anything in this Section
3 to the contrary, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Options to eligible persons who (1) are not then subject to Section 16 of the Exchange Act and/or
(2) are either (i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Option, or (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code.

     (d) Any requirement that an administrator of the Plan be a Disinterested Person shall not apply (i) prior to the date of the first registration of an equity security of the Company under Section 12 of the Exchange Act, or (ii) if the Board or the Committee expressly declares that such requirement shall not apply. Any Disinterested Person shall otherwise comply with the requirements of Rule 16b-3.

4.   SHARES SUBJECT TO THE PLAN.

     (a) Subject to the provisions of Section 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to Options shall not exceed in the aggregate five million six hundred twenty-five thousand (5,625,000) shares of the Company's common stock. If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not purchased under such Option shall revert to and again become available for issuance under the Plan.

     (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.   ELIGIBILITY.

     (a) Incentive Stock Options may be granted only to Employees. Nonstatutory Stock Options may be granted only to Employees, Directors or Consultants.

     (b) A Director shall in no event be eligible for the benefits of the Plan unless at the time discretion is exercised in the selection of the Director as a person to whom Options may be granted, or in the determination of the number of shares which may be covered by Options granted to the Director: (i) the Board has delegated its discretionary authority over the Plan to a Committee which consists solely of Disinterested Persons; or (ii) the Plan otherwise complies with the requirements of Rule 16b-3. The Board shall otherwise comply with the requirements of Rule 16b-3. This subsection 5(b) shall not apply (i) prior to the date of the first registration of an equity security of the Company under Section 12 of the Exchange Act, or (ii) if the Board or Committee expressly declares that it shall not apply.

     (c) No person shall be eligible for the grant of an Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

     (d) Subject to the provisions of Section 10 relating to adjustments upon changes in stock, no person shall be eligible to be granted Options covering more than three hundred thousand (300,000) shares of the Company's common stock in any calendar year.

6.   OPTION PROVISIONS.

     Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

     (a)    TERM.  No Option shall be exercisable after the expiration of ten
(10) years from the date it was granted.

     (b) PRICE. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. The exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted.

     (c) CONSIDERATION. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board or the Committee, either at the time of the grant or exercise of the Option, (A) by delivery to the Company of other common stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board.

     In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

     (d) TRANSFERABILITY. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order satisfying the requirements of Rule 16b-3 and the rules thereunder (a "QDRO"), and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or any transferee pursuant to a QDRO. The person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

     (e) VESTING. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary but in each case will provide for vesting of at least twenty percent (20%) per year of the total number of shares subject to the Option. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

     (f) SECURITIES LAW COMPLIANCE. The Company may require any Optionee, or any person to whom an Option is transferred under subsection 6(d), as a condition of exercising any such Option, (1) to give written assurances satisfactory to the Company as to the Optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

     (g) TERMINATION OF EMPLOYMENT OR RELATIONSHIP AS A DIRECTOR OR CONSULTANT. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates (other than upon the Optionee's death or disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months after the termination of the Optionee's Continuous Status as an Employee, Director or Consultant (or such longer or shorter period, which in no event shall be less than thirty (30) days, specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

     (h) DISABILITY OF OPTIONEE. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period, which in no event shall be less than six (6) months, specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

     (i) DEATH OF OPTIONEE. In the event of the death of an Optionee during, or within a period specified in the Option after the termination of, the Optionee's Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option at the date of death) by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee's death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period, which in no event shall be less than six (6) months, specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

     (j) EARLY EXERCISE. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased shall be subject to a repurchase right in favor of the Company, with the repurchase price to be equal to the original purchase price of the stock, or to any other restriction the Board determines to be appropriate; PROVIDED, HOWEVER, that (i) the right to repurchase at the original purchase price shall lapse at a minimum rate of twenty percent (20%) per year over five (5) years from the date the Option was granted, and (ii) such right shall be exercisable only within (A) the ninety (90) day period following the termination of employment or the relationship as a Director or Consultant, or (B) such longer period as may be agreed to by the Company and the Optionee (for example, for purposes of satisfying the requirements of Section 1202(c)(3) of the Code (regarding "qualified small business stock")), and (iii) such right shall be exercisable only for cash or cancellation of purchase money indebtedness for the shares. Should the right of repurchase be assigned by the Company, the assignee shall pay the Company cash equal to the difference between the original purchase price and the stock's Fair Market Value if the original purchase price is less than the stock's Fair Market Value.

     (k) WITHHOLDING. To the extent provided by the terms of an Option Agreement, the Optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such Option by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the common stock otherwise issuable to the participant as a result of the exercise of the Option; or (3) delivering to the Company owned and unencumbered shares of the common stock of the Company.

7.   COVENANTS OF THE COMPANY.

     (a) During the terms of the Options, the Company shall keep available at all times the number of shares of stock required to satisfy such Options.

     (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the Options; PROVIDED, HOWEVER, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Option or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options unless and until such authority is obtained.

8.   USE OF PROCEEDS FROM STOCK.

     Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Company.

9.   MISCELLANEOUS.

     (a) Neither an Optionee nor any person to whom an Option is transferred under subsection 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

     (b) Throughout the term of any Option, the Company shall deliver to the holder of such Option, not later than one hundred twenty (120) days after the close of each of the Company's fiscal years during the Option term, a balance sheet and an income statement. This section shall not apply when issuance is limited to key employees whose duties in connection with the Company assure them access to equivalent information.

     (c) Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Employee, Director, Consultant or Optionee any right to continue in the employ of the Company or any Affiliate or to continue acting as a Director or Consultant or shall affect the right of the Company or any Affiliate to terminate the employment or relationship as a Director or Consultant of any Employee, Director, Consultant or Optionee with or without cause.

     (d) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options granted after 1986 are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

     (e) (1) The Board or the Committee shall have the authority to effect, at any time and from time to time (i) the repricing of any outstanding Options under the Plan and/or (ii) with the consent of the affected holders of Options, the cancellation of any outstanding Options and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of Common Stock, but having an exercise price per share not less than eighty-five percent (85%) of the Fair Market Value (one hundred percent (100%) of the Fair Market Value in the case of an Incentive Stock Option or, in the case of a ten percent (10%) stockholder (as defined in subsection 5(c), not less than one hundred and ten percent (110%) of the Fair Market Value) per share of Common Stock on the new grant date.

     (2) Shares subject to an Option canceled under this subsection 9(e) shall continue to be counted against the maximum award of Options permitted to be granted pursuant to subsection 5(d) of the Plan. The repricing of an Option under this subsection 9(e), resulting in a reduction of the exercise price, shall be deemed to be a cancellation of the original Option and the grant of a substitute Option; in the event of such repricing, both the original and the substituted Options shall be counted against the maximum awards of Options permitted to be granted pursuant to subsection 5(d) of the Plan. The provisions of this subsection 9(e) shall be applicable only to the extent required by
Section 162(m) of the Code.

10.  ADJUSTMENTS UPON CHANGES IN STOCK.

     (a) If any change is made in the stock subject to the Plan, or subject to any Option (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan pursuant to subsection 4(a) and the maximum number of shares subject to award to any person during any calendar year pursuant to subsection 5(d), and the outstanding Options will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Options.

     (b) In the event of: (1) a merger or consolidation in which the Company is not the surviving corporation or (2) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise then to the extent permitted by applicable law: (i) any surviving corporation shall assume any Options outstanding under the Plan or shall substitute similar Options for those outstanding under the Plan, or (ii) such Options shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such Options, or to substitute similar options for those outstanding under the Plan, then such Options shall be terminated if not exercised prior to such event. In the event of a dissolution or liquidation of the Company, any Options outstanding under the Plan shall terminate if not exercised prior to such event.

11.  AMENDMENT OF THE PLAN.

     (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

            (1) Increase the number of shares reserved for Options under the Plan;

            (2) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code); or

            (3) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code or to comply with the requirements of Rule 16b-3.

     (b) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

     (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

     (d) Rights and obligations under any Option granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless
(i) the Company requests the consent of the person to whom the Option was granted and (ii) such person consents in writing.

12.  TERMINATION OR SUSPENSION OF THE PLAN.

     (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on June 5, 2003 which shall be within ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Option was granted.

13.  EFFECTIVE DATE OF PLAN.

     The Plan shall become effective as determined by the Board, but no Options granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board, and, if required, an appropriate permit has been issued by the Commissioner of Corporations of the State of California.

                                 THIS IS YOUR PROXY
                                YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly delivering your proxy.

In addition to the election of Directors, there are five proposals being submitted by the Board of Directors. The Board of Directors recommends a vote in favor (FOR) of each of the nominees listed below and in favor (FOR) each of its other proposals.

These telephone and Internet voting procedures are designed to authenticate stockholders' identities and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. Advanced Energy has been advised by counsel that the procedures that have been put in place are consistent with the requirements of applicable law. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that would be borne by the stockholder.

                                      PROXY

                          ADVANCED ENERGY INDUSTRIES, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                 THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                               TO BE HELD MAY 5, 1999


The undersigned hereby constitutes and appoints Douglas S. Schatz and Richard P. Beck, and each of them, his, her or its lawful agents and proxies with full power of substitution in each, to represent the undersigned, and to vote all of the shares of common stock of Advanced Energy Industries, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Advanced Energy Industries, Inc., which meeting will be held in the Monarch Room of the corporate offices of Advanced Energy Industries, Inc., 1625 Sharp Point Drive, Fort Collins, Colorado on Wednesday, May 5, 1999 at 10:00am, local time, and at any adjournment thereof, on all matters coming before the meeting.

IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 THROUGH 6.

You may deliver this proxy by signing and returning this proxy card in the enclosed envelope, or by telephone or through the Internet. DO NOT RETURN THIS PROXY CARD IF YOU VOTE BY TELEPHONE OR THROUGH THE INTERNET

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

VOTE BY TELEPHONE

It's fast, convenient and immediate! Call Toll-Free on a Touch-Tone Phone 1-877-PRX-VOTE (1-877-779-8683). Follow these four easy steps:

     1.   Read the accompanying Proxy Statement and Proxy Card
     2. Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683). For stockholders residing outside the United States, call collect on a touch-tone phone 1-201-536-8073.
     3.   Enter your 14-digit Voter Control Number located on your
          Proxy Card above your name
     4.   Follow the recorded instructions

Your vote is important. Call 1-877-PRX-VOTE anytime.

VOTE BY INTERNET

It's fast, convenient and your vote is immediately confirmed and posted. Follow these four easy steps:

     1.   Read the accompanying Proxy Statement and Proxy Card
     2.   Go to the Website:  http://www.eproxyvote.com/aeis
     3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name
     4.   Follow the instructions provided.

Your vote is important. Go to http://www.eproxyvote.com/aeis anytime. DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.

[X] Please mark votes as in this example.

[ ] Mark here for address change and note below.

Proposal No. 1: Election of the following nominees for director: Douglas S. Schatz, G. Brent Backman, Richard P. Beck, Hollis L. Caswell, Arthur A. Noeth, Elwood Spedden, Gerald Starek and Arthur Zafiropoulo.

_____For all nominees    _____Withhold authority to vote for all nominees

________________________________________________________________________________
For all nominees, except vote withheld from the above nominees

Proposal No. 2 Increase the number of authorized shares of Advanced Energy's common stock from 30 million shares to 40 million shares


        _____For         ____Against         _____ Abstain

Proposal No. 3: Amendment to the 1995 Stock Option Plan to increase the total number of shares of common stock issuable under the plan from 4,625,000 shares to 5,625,000 shares

        _____For         ____Against         _____ Abstain

Proposal No. 4: Amendment to the 1995 Non-Employee Directors' Stock Option Plan to increase the total number of shares of common stock issuable under the plan from 50,000 shares to 100,000 shares

        _____For         ____Against         _____ Abstain

Proposal No. 5: Approval of stock options that were received by two former RF Power Products directors who become directors of Advanced Energy, following the acquisition of RF Power Products in October 1998

        _____For         ____Against         _____ Abstain

Proposal No. 6: Ratification of the appointment of Arthur Andersen LLP as independent auditors of Advanced Energy for 1999

        _____For         ____Against         _____ Abstain


Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Signature:_______________Date:_______     Signature:_______________Date:_______